Exhibit 99.1

Great Basin Scientific Receives Stockholder Approval for Reverse Stock

Split and Authorized Share Increase During Special Meeting

Salt Lake City, March 9, 2017 – Great Basin Scientific, Inc. (OTCQB: GBSN), a molecular diagnostics company, announced that during a special meeting of stockholders held today, stockholders approved a reverse split of the Company’s common stock at a ratio between 1 for 1,700 and 1 for 2,000 and an increase in the Company’s authorized shares of common stock from 1.5 billion to 3.0 billion. The Company’s Board of Directors expects to set the exact ratio and effect the stock split upon the completion of the Financial Industry Regulatory Authority‘s review. In addition, the Company’s Board of Directors may, in its sole discretion, increase the Company’s authorized shares of common stock on or prior to May 31, 2017.

Special Meeting Results

A third-party proxy management firm tabulated the proxy votes for the special meeting. Results of the special meeting follow:

Proposal 1 – Approval to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio between 1-for-1,700 and 1-for-2,000 to be effective upon a date on or prior to May 31, 2017, such ratio and date to be determined by the Company’s Board of Directors. The reverse stock split proposal was approved by a vote of 64.38% of issued and outstanding shares of common stock and Series F Convertible Preferred Stock, voting on an as-converted basis, (subject to limitations on voting as set forth in the certificate of designation for the Series F Preferred Stock), which voted as a single class.

Proposal 2 – Approval to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 1,500,000,000 shares to 3,000,000,000 shares, to be effective on a date on or prior to May 31, 2017, such date to be determined by the Board of Directors. The proposal was approved by a vote of 64.32% of the Company’s issued and outstanding shares of common stock and Series F Convertible Preferred Stock, voting on an as-converted basis, (subject to limitations on voting as set forth in the certificate of designation for the Series F Preferred Stock), which voted as a single class, and 58.68% of the Company’s issued and outstanding shares of common stock voting as a separate class.

Additional information regarding the Company's reverse stock split and authorized share increase are available in the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on February 21, 2017.

About Great Basin Scientific

Great Basin Scientific is a molecular diagnostics company that commercializes breakthrough chip-based technologies. The Company is dedicated to the development of simple, yet powerful, sample-to-result technology and products that provide fast, multiple-pathogen diagnoses of infectious diseases. The Company’s vision is to make molecular diagnostic testing so simple and cost-effective that every patient will be tested for every serious infection, reducing misdiagnoses and significantly limiting the spread of infectious disease. More information can be found on the company’s website at www.gbscience.com.

Forward-Looking Statements

This press release includes forward-looking statements including but not limited to, statements regarding the consummation of the reverse stock split and the increase in authorized shares of common stock. Forward-looking statements involve risk and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risk and uncertainties include, but are not limited to: (i) our Board of Directors setting the exact stock split ratio, if at all, (ii) our Board of Directors approving the filing of an amendment to the Certificate of Incorporation increasing the amount of authorized shares of common stock, if at all, and (iii) other risks set forth in the Company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These forward-looking statements speak only as of the date hereof and Great Basin Scientific specifically disclaims any obligation to update these forward-looking statements, except as required by law.

Contact:

Betsy Hartman, Great Basin Scientific

385.215.3372

ir@gbscience.com

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